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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-42509 and No. 333-66409 of Ramco-Gershenson Properties Trust on Forms S-8 of our report dated March 6, 2002, appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
March 11, 2002